UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01             Regulation FD Disclosure

On March 1, 2022, Adtalem Global Education Inc, (“Adtalem” or the “Company”) announced its intent to enter into an accelerated share repurchase (“ASR”) agreement to repurchase an aggregate of $150 million of Adtalem’s common stock, which will be funded with existing cash.  In addition, the Company announced that it intends to deploy approximately $770 million of the approximately $820 million in net proceeds from the pending divestiture of the financial services segment to pay down debt.  The financial services divestiture is expected to close by March 31, 2022.

In addition to the $150 million ASR program, the Adtalem Board of Directors also authorized open market share repurchases of up to $300 million of the Company’s common stock over the next 36 months, which would be funded by existing cash and future free cash flow. Any open market purchases will be at such times and in amounts as the Company has approved in accordance with applicable rules and regulations.

A copy of the press release announcing Adtalem’s plans regarding the ASR, the repayment of debt, and the open market share repurchases is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information contained in this report, including Exhibit 99.1 attached hereto, is considered to be 'furnished' and shall not be deemed 'filed' for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section.

Forward-Looking Statements

Certain statements contained in this Form 8-K are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the Company’s future growth, the future impacts of the COVID-19 pandemic, the efficacy and distribution of the vaccines, the expected synergies from the recent Walden acquisition, and the pending sale of the financial services segment, including our anticipated net proceeds and whether the pending sale will be completed in the anticipated timeframe, if at all.  Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC.

Item 9.01            Financial Statements and Exhibits

99.1         Press Release of Adtalem Global Education Inc., dated March 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Robert J. Phelan
Robert J. Phelan
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: March 1, 2022